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                                                                      EXHIBIT 23


                         CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statements (Form S-8 dated October 14, 1988 and Form S-8 dated December 28, 1994) pertaining to the 1988 Incentive Stock Option Plan and the 1994 Incentive Stock Option Plan of K2 Inc. of our report dated February 21, 2000, with respect to the consolidated financial statements of K2 Inc. included in the Annual Report on Form 10-K for the year ended December 31, 1999. We also consent to the incorporation by reference in the Registration Statement (Form S-4 dated August 9, 1999) of K2 Inc. and in the related Proxy Statement of our report dated February 21, 2000 with respect to the consolidated financial statements of K2 Inc. included in this Annual Report on Form 10-K for the year ended December 31, 1999.

Our audits also include the financial statement schedule of K2 Inc. listed in
Item 14(a). This schedule is the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits. In our opinion, the financial statement schedule referred to above, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

                                       ERNST & YOUNG LLP


Los Angeles, California
March 24, 2000